                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Excel Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            EXCEL REALTY TRUST, INC.
                        16955 Via Del Campo, Suite 110
                          San Diego, California 92127

                           NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF EXCEL REALTY TRUST, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of EXCEL REALTY TRUST, INC. (the "Company"), will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, on May 28, 1998, at 10:00 a.m.
(PDT), for the following purposes:

1. TO ELECT, PURSUANT TO THE COMPANY CHARTER, TWO DIRECTORS FOR A THREE-YEAR TERM AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.
     THE PRESENT BOARD OF DIRECTORS OF THE COMPANY HAS NOMINATED AND RECOMMENDS FOR SUCH ELECTION AS DIRECTORS THE FOLLOWING TWO PERSONS:

                               RICHARD B. MUIR
                               JOHN H. WILMOT

2. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AND ADOPT THE 1993 STOCK OPTION PLAN OF EXCEL REALTY TRUST, INC., AS AMENDED AND RESTATED HEREIN (THE "EMPLOYEE PLAN").

3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

     The Board of Directors has fixed the close of business on April 21, 1998 as the record date with respect to this solicitation.

     Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

     All stockholders are cordially invited to attend the meeting.

                         BY ORDER OF THE BOARD OF DIRECTORS,


                         Richard B. Muir
                         EXECUTIVE VICE PRESIDENT AND SECRETARY

San Diego, California
April 24, 1998

                           EXCEL REALTY TRUST, INC.
                        16955 Via Del Campo, Suite 110
                          San Diego, California 92127


                               PROXY STATEMENT
                                     for
                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 28, 1998


     The accompanying Proxy is solicited by the Board of Directors of Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. (PDT) on May 28, 1998, at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, and at any and all adjournments thereof. By signing and returning the enclosed Proxy, you authorize the representatives of the Company named on it to represent you and vote your shares.

     If you attend the meeting, you may vote by ballot. But, if you are not present, your shares can be voted only when represented by proxy. You may indicate a vote for or against each proposal on the Proxy and your shares will be voted accordingly. A stockholder may revoke his or her Proxy at will at any time prior to the voting of his or her shares by voting in person at the Annual Meeting, by filing with the Secretary of the Company a duly executed Proxy bearing a later date as his or her instrument revoking this Proxy, or by delivering to the Secretary a written notice prior to the Annual Meeting stating that he or she revokes his or her Proxy. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Annual Meeting for the nominees named below for election as Directors, for the approval of the proposal to approve and adopt the Employee Plan and for all other matters described in this Proxy Statement.
Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and nominees of the Board of Directors, as indicated in the accompanying Proxy card.

     The costs of solicitation of Proxies will be paid by the Company. In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that the Company will reimburse such persons' out-of-pocket expenses.

     It is anticipated that this Proxy Statement will first be mailed to stockholders on or about April 24, 1998. The Company's 1997 Annual Report to its stockholders is also enclosed and should be read in conjunction with the matters set forth herein.

     Only stockholders of record of the Company's Common Stock as of the close of business on April 21, 1998 will be entitled to vote at the Annual Meeting. At the close of business on April 21, 1998, there were outstanding 23,176,989 shares of the Company's Common Stock, which constitute all of the outstanding voting securities of the Company, each of which is entitled to one vote on each of the matters to be presented to the stockholders at the meeting. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, will constitute a quorum.

                                 PROPOSAL 1:
                            ELECTION OF DIRECTORS

     The Board of Directors currently consists of the following seven Directors:
Gary B. Sabin, Richard B. Muir, Boyd A. Lindquist, D. Charles Marston, Robert E. Parsons, Jr., Bruce A. Staller and John H. Wilmot. Pursuant to the Company charter, the Directors are divided into three classes. The Directorship terms of current Directors Richard B. Muir and John H. Wilmot expire at the Annual Meeting on May 28, 1998, while the terms of the remaining Directors expire in 1999 and 2000. Messrs. Muir and Wilmot have been nominated and recommended for election to serve as Directors for a term of three years and until their respective successors shall have been duly elected and qualified. Messrs. Muir and Wilmot have advised the Board of Directors that they are able and willing to serve as Directors. If, for any reason, either of them shall become unavailable for election, the individuals named in the enclosed Proxy may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board of Directors.

     The two individuals with the highest number of affirmative votes will be elected to the two Directorships.

INFORMATION REGARDING DIRECTORS

     The information set forth below is submitted with respect to Management's nominees to the Board of Directors, as well as those Directors whose terms of office are continuing after the meeting.

               NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS

Name              Age  Present Position With The Company                 Director Since
------            ---  ---------------------------------                 --------------
Richard B. Muir   42   Director, Executive Vice President and Secretary       1989
John H. Wilmot    55   Director                                               1989

     RICHARD B. MUIR has served as Director, Executive Vice President and Secretary of the Company since January 1989. Mr. Muir has served as an officer and director for various affiliates of the Company since 1978, primarily in administrative and executive capacities, including asset acquisition, financing and management.

     JOHN H. WILMOT has served as a Director of the Company since 1989. Mr. Wilmot, individually and through his wholly-owned corporations, develops and manages real property, primarily in the Phoenix/Scottsdale area, and has been active in such business since prior to 1989.

                MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                 TERM EXPIRING AT THE
                         1999 ANNUAL MEETING OF STOCKHOLDERS

Name                     Age  Present Position With The Company           Director Since
------                   ---  ---------------------------------           --------------
Gary B. Sabin            44   Chairman of the Board, President and
                              Chief Executive Officer                          1989
Boyd A. Lindquist        60   Director                                         1992
Robert E. Parsons, Jr.   42   Director                                         1989

     GARY B. SABIN has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since January 1989. Mr. Sabin has served as Chief Executive Officer of various companies since his founding of the predecessor company and its affiliates starting in 1977. He has been active in diverse aspects of the financial services industry, including the evaluation and negotiation of real estate acquisitions, management, financing and disposition.

     BOYD A. LINDQUIST has served as a Director of the Company since February 1992. Mr. Lindquist is presently President, Chief Executive Officer and a Director of Republic Bank. Prior to joining Republic Bank in July 1991, Mr. Lindquist served since prior to 1987 as President and Chief Executive Officer of the Bank of San Diego, where he was responsible for the management of the six-branch bank. Mr. Lindquist has over 30 years of experience in managing financial institutions.

     ROBERT E. PARSONS, JR. has served as a Director of the Company since January 1989. Mr. Parsons is presently Executive Vice President and Chief Financial Officer of Host Marriott Corporation, a company he joined in 1981. He also serves as a Director and an officer of several Host Marriott subsidiaries, and as a Director of Merrill Financial Corporation, a privately-held real estate company.

                             TERM EXPIRING AT THE
                     2000 ANNUAL MEETING OF STOCKHOLDERS


Name                Age  Present Position With The Company  Director Since
------              ---  ---------------------------------  --------------
D. Charles Marston  82   Director                                1992
Bruce A. Staller    56   Director                                1986

     D. CHARLES MARSTON has served as a Director of the Company since February 1992. Mr. Marston is the owner and designated supervising broker for Acacia Realty, a real estate brokerage firm specializing in commercial real estate in northern San Diego County, California. Since prior to 1987, Mr. Marston served as a mediator with the Mediation Tribunal Associations for the U.S. District Court, Detroit, Michigan, and the Wayne County Circuit Court in Michigan. Mr. Marston was a senior partner and litigation counsel for the firm of Marston, Sachs, Nunn, Kates, Kadushin and O'Hare until his retirement in 1980.

     BRUCE A. STALLER has served as a Director of the Company since its inception. Prior to establishing Bruce Atwater Staller, Registered Investment Advisor in 1995, Mr. Staller served as President and Director of First Wilshire Securities Management, Inc., a privately-held securities brokerage firm, from 1988 to 1995. Mr. Staller is also a founder and Director of The Monrovia Schools Foundation, Inc., a privately-held company which provides financial support to the Monrovia Unified School District.

CERTAIN COMMITTEES OF THE BOARD; MEETINGS

     The Board of Directors held four meetings (excluding telephonic meetings) during the year ended December 31, 1997. For that year, no nominee for Director who served as a Director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of any meetings of committees upon which he served. The Board of Directors has established the following standing committees: Audit Committee, Executive Committee and Executive Compensation and Stock Option Committee. There is no standing Nominating Committee. The Board of Directors has delegated certain functions to the following standing committees of the Board:

     AUDIT COMMITTEE. The Audit Committee consists of three Directors who are not employees of the Company ("non-employee Directors"). Messrs. Lindquist, Parsons and Marston are the current members of the Committee. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls. The Audit Committee met three times during 1997.

     EXECUTIVE COMMITTEE. The Executive Committee consists of three Directors, one of whom must be a non-employee Director. Messrs. Gary Sabin,
Muir and Wilmot currently serve on the Executive Committee.    Subject to the
Company's conflict of interest policies, the Executive Committee has been granted the authority to acquire and dispose of real property and to borrow or loan funds on behalf of the Company; provided, however, that any such transaction involving amounts equal to 10% or more of the Company's gross assets require the approval of at least a majority of the Directors, subject to certain further restrictions set forth in the Company's Bylaws. The Executive Committee also has the power to authorize the execution of certain contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee met five times during 1997, and held numerous meetings telephonically.

     EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE. The Executive Compensation and Stock Option Committee (the "Compensation Committee") consists of three Directors, all of whom must be non-employee Directors. Messrs. Lindquist, Parsons and Staller currently serve on the Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers and administers the granting of stock options. The Compensation Committee met two times during 1997.

DIRECTORS' COMPENSATION

     Directors who are not otherwise paid employees or consultants of the Company received during 1997 annual compensation of $14,000 plus a fee of $1,000 for attendance, in person, at each meeting of the Board of Directors, and the Directors received $500 per committee meeting for the Audit and Compensation Committees and $750 per committee meeting for the Executive Committee, but not for telephonic meetings. Each such non-employee Director also is reimbursed for expenses incurred in attending meetings (including committee meetings). Officers of the Company who are Directors are not paid Director fees or committee meeting fees.

     Pursuant to the terms of the Company's Directors' 1994 Stock Option Plan, every duly elected and qualified Director is entitled to, on an annual basis, options to purchase shares of the Company's Common Stock in accordance with the following formula: 3,000 shares, plus (250 shares multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the nominees set forth above. Proxies solicited by the Company will be so voted unless stockholders specify otherwise on the accompanying Proxy.

                                 PROPOSAL 2:
                        APPROVAL OF THE EMPLOYEE PLAN

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve and adopt the 1993 Stock Option Plan of Excel Realty Trust, Inc., as amended and restated herein (the "Employee Plan"). The Employee Plan was originally adopted by the Company's Board of Directors on May 3, 1993 and approved by the Company's stockholders on July 12, 1993.

     GENERAL NATURE AND PURPOSES. The Employee Plan was adopted (i) to further the growth, development and financial success of the Company by providing additional incentives to certain of its key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success, and (ii) to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company, by providing and offering them an opportunity to become owners of capital stock of the Company.

     The Employee Plan authorizes the granting of "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and non-qualified stock options. Options may be granted under the Employee Plan for a period through May 3, 2003 unless the Employee Plan is earlier terminated. The Employee Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Compensation Committee, except that stockholder approval is required to increase the number of shares that may be issued under the Employee Plan, to materially modify eligibility requirements for participants, to reduce the minimum option price below the fair market value of the shares when an option is granted, to extend the term of the Employee Plan or to modify the Employee Plan in a manner requiring stockholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Employee Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Employee Plan will be used for general corporate purposes.

     A brief description of the material features of the Employee Plan follows, but the description is qualified in its entirety by the terms of the Employee Plan, a copy of which is included as Exhibit "A" to this Proxy Statement.

     SECURITIES SUBJECT TO THE PLAN. The aggregate number of shares which currently may be issued upon exercise of options granted under the Employee Plan may not exceed 1,450,000 (but see "Proposed Amendment to the Employee Plan" below for a discussion of the proposed amendment to this provision). Furthermore, the maximum number of shares of Common Stock which may be subject to options granted under the Employee Plan to any individual in any fiscal year may not exceed 1,000,000. The Employee Plan provides for appropriate adjustments in the number and kind of shares subject to the Employee Plan and to outstanding options in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalizations.

     It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the Employee Plan, to be covered by such options.

     ADMINISTRATION OF THE PLAN. The Employee Plan provides for administration by the Compensation Committee, consisting of at least two Directors, appointed from time to time (and removable) by the Company's Board of Directors. No person is eligible to serve on the Compensation Committee unless such person is then a "disinterested person" within the meaning of paragraph (c)(2) of Rule 16b-3. Options may not be granted to any member of the Compensation Committee during the term of such person's membership on the Committee. The current members of the Compensation Committee are Messrs. Lindquist, Parsons and Staller.

     In addition to administering the Employee Plan, the Compensation Committee is also authorized to interpret the Employee Plan and the related Stock Option Agreements, to adopt such rules for the administration, interpretation and application of the Employee Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board has not retained the right to exercise the rights or duties of the Compensation Committee under the Employee Plan.

     Members of the Compensation Committee shall receive such compensation for their services as may be determined by the Board of Directors, and all expenses and liabilities that they incur in connection with the administration of the Employee Plan will be borne by the Company. The Compensation Committee may at any time suspend or terminate the Employee Plan, subject to rights under options previously granted.

     ELIGIBILITY AND PARTICIPATION. Any executive or other key employee of the Company or of any corporation which is then a subsidiary of the Company (as such terms are defined in the Employee Plan) is eligible to be granted options. Approximately seventy-one (71) persons are eligible to participate in the Employee Plan. Directors of the Company (other than those serving as members of the Compensation Committee) are eligible to be granted options if they are also employees. More than one option may be granted to an individual.

     The Compensation Committee is authorized to determine which individuals are executive or other key employees, to select from among them the individuals to whom options are to be granted, to determine the number of shares to be subject to such options, to designate whether such options will be incentive stock options or non-qualified stock options and to establish the terms and conditions of the options, consistent with the Employee Plan.

     EXERCISABILITY OF OPTIONS. Options are exercisable at such times and in such installments (which may be cumulative) as the Compensation Committee may provide in the terms of each individual option. No portion of an option which is unexercisable at termination of employment may thereafter become exercisable. To the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to the vesting limitations contained in Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Employee Plan and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options will be taxed as non-qualified stock options. For this purpose, the fair market value of stock shall be determined as of the time the option is granted.

     Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price must be paid in cash or by check or, with the consent of the Compensation Committee, by delivery of shares of the

Company's Common Stock owned by the optionee or issuable upon exercise of the option or by delivery of a recourse, interest-bearing promissory note where permitted by law. The Compensation Committee may, as a condition to the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Compensation Committee may also take whatever additional action it deems appropriate to effect such compliance.

     On the date the option price is to be paid, the optionee (or his successor) must make full payment to the Company of all amounts that must be withheld by the Company for federal, state or local tax purposes. Any such tax withholding may be paid in cash, by check or, with the Compensation Committee's consent, with shares of the Company's Common Stock.

     Shares of the Company's Common Stock, whether or not issuable to the optionee upon exercise of an option, may be used to satisfy the option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to use shares of the Company's Common Stock to pay all or part of the option price or the withholding taxes (subject to the approval of the Compensation Committee) made at least six months prior to the payment of such option price or withholding taxes.

     STOCK OPTION AGREEMENTS; CONSIDERATION TO THE COMPANY. In consideration of the granting of an option, the employee to whom such option is granted will agree, in a written Stock Option Agreement, to remain in the employ of the Company, or a subsidiary of the Company, for a period of at least one year after the option is granted. Nothing in the Employee Plan or in any Stock Option Agreement will confer upon any optionee any right to continue in the employ of the Company, or any subsidiary of the Company, or will interfere with or restrict in any way the rights of the Company, or a subsidiary of the Company, to discharge any optionee at any time for any reason whatsoever, with or without cause.

     PURCHASE PRICE OF SHARES SUBJECT TO OPTIONS. The price of the shares of Common Stock subject to each option shall be set by the Compensation Committee; provided, however, that the price per share of an option shall be not less than 100% of the fair market value of such option.

     For purposes of the Employee Plan, the fair market value of a share of the Company's Common Stock as of a given date will be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which such shares are then trading, if any, on the trading day immediately preceding such date, or, if shares are not traded on such date, then on the next preceding trading date during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the trading day immediately previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the stock on the trading day immediately preceding such date, as determined in good faith by the Compensation Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Compensation Committee acting in good faith.

     NON-ASSIGNABILITY. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant. No option or interest or right therein or part thereof will be liable for the debts, contracts or engagements of the optionee or the optionee's successors in interest or will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation of law.

     EXPIRATION OF OPTIONS. Options may not be exercised to any extent by anyone after the first to occur of the following events: (1) the expiration of ten years from the date the option was granted (whether or not the Employee Plan has expired or been terminated), or (2) the expiration of three months from the date of the employee's termination of employment by reason of retirement or other termination (with or without cause) (but excluding termination of employment by reason of death or permanent disability), or (3) the expiration of one year from the date of the employee's termination of employment in the case of an employee subject to a permanent disability

(within the meaning of Section 22(e)(3) of the Code), unless the optionee dies within such one-year period, or (4) the expiration of one year from the date of the employee's death.

     Subject to the foregoing, the Compensation Committee will provide, in the terms of each individual option, when such option expires and becomes unexercisable; and the Compensation Committee may provide in the terms of individual options that said options expire immediately upon a termination of employment for any reason.

     MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION OF THE COMPANY. The Compensation Committee may provide by the terms of any option that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company. The Compensation Committee may also provide for the acceleration of the exercisability of any such option prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution.

     ADJUSTMENTS UPON CHANGE IN CAPITALIZATION. If the outstanding shares of Common Stock subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Compensation Committee will make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, will be exercisable, to the end that after such event the optionee's proportionate interest will be maintained as before the occurrence of such event. Such adjustment will be made without change in the total price applicable to the option except as results from rounding of share quantities or prices and with any necessary corresponding adjustment in option price per share. Any such adjustment made by the Compensation Committee will be final and binding upon all optionees, the Company and all other interested persons.

     TRANSFER RESTRICTIONS. Unless otherwise approved in writing by the Compensation Committee, no shares acquired upon exercise of any option by any officer (as defined in Rule 16a-1(f) of the Exchange Act) may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such option was granted. The Compensation Committee, in its discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Compensation Committee may require the employee to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an incentive stock option within two years from the date of granting such option or one year after the transfer of such shares to such employee. The Compensation Committee may direct that the certificates evidencing shares acquired by exercise of an incentive stock option refer to such requirement to give prompt notice of disposition.

     NO RIGHTS AS A STOCKHOLDER. The holders of options will not be, nor have any of the rights or privileges of, a stockholder of the Company as to shares covered by an option until such shares are issued by the Company and delivered to such holders.

     CONFORMITY TO SECURITIES LAWS. The Employee Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission (the "SEC") thereunder, including without limitation Rule 16b-3. The Employee Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Employee Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     FEDERAL INCOME TAX ASPECTS OF THE PLAN. The following discussion is a general summary of the material federal income tax consequences to participants in the Employee Plan. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality.

     Holders of non-qualified stock options do not realize income as a result of the grant of such options, but normally realize compensation income taxable at ordinary income rates upon such options' exercise to the extent that the fair market value of the shares of Common Stock on the date of the exercise of such options exceeds the option exercise price paid. However, in the case of an optionee subject to Section 16(b) of the Exchange Act who has held non-qualified stock options for less than six months and, with the consent of the Compensation Committee, exercises such options, the ordinary income portion generally would be calculated using the fair market value of the shares upon the lapse of the six-month period from the date of grant of such options rather than the fair market value on the date of exercise, unless the optionee elects to recognize income immediately upon exercise in accordance with Section 83(b) of the Code. The Company will be entitled to a tax deduction in an amount equal to the amount that the optionee is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on such ordinary income. The optionee's initial tax basis for shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income realized by the optionee. Any appreciation in the value of such shares may qualify for capital gains treatment depending upon the applicable holding period.

     Holders of incentive stock options will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares of the Common Stock, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) eighteen (18) months from the date of transfer of the shares of the Common Stock to the optionee upon exercise (whether or not such optionee is subject to Section 16(b) of the Exchange Act). If the shares of Common Stock are sold or otherwise disposed of before the end of the 18-month period or the two-year period, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year period or the two-year period and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction in regard to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

     The difference between the fair market value of the shares of Common Stock on the exercise date and the exercise price of an incentive stock option is generally deemed to be a "tax preference" under the alternative minimum tax rules of the Code. Since the consequences of the application of these provisions to individual optionees may vary depending on their particular circumstances, optionees should consult their personal tax advisors with respect to these provisions of the Code.

PROPOSED AMENDMENT TO THE EMPLOYEE PLAN

     A total of 1,450,000 shares of Common Stock are currently reserved for issuance under the Employee Plan, and under the terms of the Employee Plan, the aggregate number of shares which may be issued upon exercise of options shall not exceed 1,450,000, subject to certain adjustments. The Board of Directors recommends an amendment to the Employee Plan to increase the number of shares available for issuance under the Employee Plan for each of the next five fiscal years by 2.0% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year.

     As of March 31, 1998, options to purchase an aggregate of 1,449,150 shares of Common Stock had been granted under the Employee Plan. Accordingly, only 850 shares of Common Stock were available for the issuance of new options. Assuming no additional shares of Common Stock were issued, this amendment would authorize additional options to purchase approximately 500,000 shares of Common Stock for each of the next five fiscal years. The Board of Directors believes that increasing the number of shares available for issuance under the Employee Plan is necessary in order for the Compensation Committee to have sufficient flexibility to carry out its responsibilities to (i) further the growth, development and financial success of the Company by providing additional incentives to its executives and (ii) enable the Company to obtain and retain the services of the type of executives considered essential to the long-range success of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR approval and adoption of the Employee Plan. Proxies solicited by the Company will be so voted unless stockholders specify otherwise on the accompanying Proxy.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 21, 1998, the Company had 1,447 stockholders of record. The following table sets forth information regarding beneficial ownership of the shares of Common Stock as of such date by (i) each of the Company's officers and directors, (ii) the Company's officers and directors as a group and (iii) all other stockholders known by the Company to beneficially own more than five percent of the Company's Common Stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.
Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is c/o Excel Realty Trust, Inc., 16955 Via Del Campo, Suite 110, San Diego, California 92127.

                                    Number of Shares               Percent
        Name                       Beneficially Owned(1)     Beneficially Owned(2)
-----------------------            ---------------------     --------------------
OFFICERS AND DIRECTORS
Gary B. Sabin(3). . . . . . . . .          1,330,725                 5.38%
     Chief Executive Officer,
     President, Chairman of
     the Board
Richard B. Muir . . . . . . . . .            434,304                 1.76%
     Executive Vice President,
     Secretary, Director
Ronald B. Sabin . . . . . . . . .            245,937                    *
     Senior Vice President
David A. Lund . . . . . . . . . .            170,181                    *
     Chief Financial Officer,
     Treasurer
Mark T. Burton. . . . . . . . . .            152,331                    *
     Senior Vice President/
     Acquisitions
Graham R. Bullick . . . . . . . .            135,636                    *
     Senior Vice President
S. Eric Ottesen . . . . . . . . .             92,087                    *
     Senior Vice President,
     General Counsel, Assistant
     Secretary
John H. Wilmot(4) . . . . . . . .            110,336                    *
     Director
Bruce A. Staller(5) . . . . . . .             17,184                    *
     Director
Robert E. Parsons, Jr.(6) . . . .             15,373                    *
     Director
Boyd A. Lindquist(7). . . . . . .             13,268                    *
     Director
D. Charles Marston. . . . . . . .             12,082                    *
     Director
OFFICERS AND DIRECTORS AS A GROUP          2,729,444                11.04%
  (12 persons)
Fidelity Management & Research Company(8)  2,715,790                10.99%
82 Devonshire Street
Boston, MA 02109

-----------------------
*    Represents less than 1% of the outstanding shares of stock.

(1) Includes options to purchase shares, exercisable within sixty days of April 21, 1998, as follows: Mr. Gary Sabin, 507,500; Mr. Muir, 351,500;
     Mr. Ronald Sabin, 158,500; Mr. Lund, 147,900; Mr. Burton, 133,500;
     Mr. Bullick, 128,500; Mr. Ottesen, 91,000; Mr. Staller, 8,250; Mr. Parsons, 3,250; Mr. Lindquist, 10,250; and Mr. Marston, 10,250.
(2) Represents stock plus options divided by the total of the shares outstanding and options of the individual officer or director.
(3) Includes shares held by Excel Interfinancial Corporation ("EIC"), of which Gary B. Sabin is the controlling stockholder.
(4) Mr. Wilmot's business address is 4455 E. Camelback Rd., Phoenix, Arizona 85018.
(5) Mr. Staller's business address is 618 W. Hillcrest Blvd., Monrovia, California 91016.
(6) Mr. Parson's business address is Host Marriott Corporation, 10400 Fernwood Road, Washington, D.C. 20058.
(7) Mr. Lindquist's business address is 23133 Hawthorne Boulevard, Torrance, California 90505.
(8)  The information is presented as of December 31,1997 and is based on a
     Schedule 13G filed with the SEC. Fidelity is a group of funds of which no single fund owns more than five percent of the Company's Common Stock.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The information set forth below is submitted with respect to each of the Company's executive officers.

     Name of Individual  Capacity in Which Served                     Age
     ------------------  ------------------------                     ---
     Gary B. Sabin       Chief Executive Officer, President and       44
                         Chairman of the Board
     Richard B. Muir     Executive Vice President and Secretary       42
     David A. Lund       Chief Financial Officer/Treasurer            46
     Ronald H. Sabin     Senior Vice President                        47
     Graham R. Bullick   Senior Vice President                        47
     Mark T. Burton      Senior Vice President/Acquisitions           37
     S. Eric Ottesen     Senior Vice President, General Counsel       42
                         and Assistant Secretary

     GARY B. SABIN has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since January 1989. For a more detailed discussion of Mr. Sabin's business experience, see "PROPOSAL 1:
ELECTION OF DIRECTORS -- Information Regarding Directors."

     RICHARD B. MUIR has served as Director, Executive Vice President and Secretary of the Company since January 1989. For a more detailed discussion of Mr. Muir's business experience, see "PROPOSAL 1: ELECTION OF DIRECTORS -- Information Regarding Directors."

     DAVID A. LUND has served as Chief Financial Officer of the Company since 1994 and as a Vice President of the Company since 1988. Mr. Lund has served as an officer and director of certain affiliates of the Company since 1983. Mr. Lund is a Certified Public Accountant and, prior to 1983, was a partner in a public accounting firm.

     RONALD H. SABIN has served as Senior Vice President of the Company since January 1989. Mr. Sabin has served as an officer or otherwise been employed by affiliates of the Company since 1979, primarily providing property management services. Mr. Sabin has managed the Company's properties for the past nine years. He is a licensed real estate broker and a licensed property and casualty insurance agent. Ronald Sabin is the brother of Gary B. Sabin.

     GRAHAM R. BULLICK, PH.D. has served as Senior Vice President of the Company since January 1991. Previously, Dr. Bullick was associated with the Company as a Director from 1991 to 1992. From 1985 to 1991, Dr. Bullick served as Vice President and Chief Operations Officer for an Arizona-based real estate investment firm, where his responsibilities included acquisition and financing of investment real estate projects.

     MARK T. BURTON has served as Senior Vice President/Acquisitions of the Company since October 1995 and as a Vice President of the Company since January 1989. Mr. Burton has been associated with the Company, its predecessor and its affiliates since 1983, primarily in the evaluation and selection of property acquisitions.

     S. ERIC OTTESEN has served as General Counsel of the Company since January 1995, as Senior Vice President since October 1995 and as Assistant Secretary since September 1996. Previously, Mr. Ottesen was a senior partner in a San Diego law firm from 1987 to 1995.

SUMMARY COMPENSATION TABLE

     The following table shows, for the fiscal years ended December 31, 1995, 1996 and 1997, the compensation paid by the Company to its Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").


                                                                      Other          Securities     All Other
                                                                      Annual          Under-         Compen-
    Name and                                               Bonus     Compen-           lying         sation
Principal Position                 Year      Salary (1)     (2)      sation (3)       Options         (4)
------------------                 ----      ----------   -------   ----------       ----------    ----------
Gary B. Sabin                      1997      $282,562     $247,845     $5,690       265,750(5)     $4,750
     Chief Executive Officer,      1996       273,083      137,500      3,585       103,000(5)      4,750
     President and Chairman        1995       251,000      126,000      3,975        37,000(5)      4,620
     of the Board

Richard B. Muir                    1997       174,675      153,212      7,000       178,250(5)      4,750
     Executive Vice President      1996       168,083       85,000      8,739        73,000(5)      4,750
     and Secretary                 1995       146,417       73,500      7,196        28,250(5)      4,620

David A. Lund                      1997       138,713       76,477      6,000        44,000         4,750
     Chief Financial Officer       1996       134,167       67,500      5,250        56,400         4,750
     and Treasurer                 1995       125,000       62,500         --        17,500         4,620

Graham R. Bullick                  1997       128,437       70,812      6,650        44,000         3,673
     Senior Vice President         1996       123,750       62,500      8,894        47,000         4,188
                                   1995       110,000       55,000      9,194        17,500         3,575

Ronald H. Sabin                    1997       128,437       70,812      6,000        44,000         4,028
     Senior Vice President         1996       122,554       62,500      6,250        47,000         4,468
                                   1995       110,000       55,000      6,000        17,500         4,620

---------------------
(1) Includes compensation that was accrued and deferred pursuant to the Company's 401(k) Plan.
(2) Bonuses were awarded pursuant to the Employment Agreements (as defined below) which were entered into in April 1993 or, with respect to David A. Lund, by grant of the Compensation Committee.
(3)  Includes car allowance and miscellaneous incentive compensation.
(4)  Comprised of 401(k) contributions by the Company.
(5)  Includes stock options granted in capacity as a Director of the Company.

STOCK OPTION GRANTS TABLE

     The following table provides information concerning the grant of stock options to the Named Executive Officers as of the end of the last fiscal year. The Company does not have any outstanding stock appreciation rights.


                                                                                 Potential Realizable
                                                                                Value at Assumed Annual
                                                                                    Rates of Stock
                                                                                  Price Appreciation
                                   Individual Grants                             for Option Term (1)
                 -------------------------------------------------------------------------------------------
                   Number of     % of Total
                  Securities      Options
                  Underlying     Granted to
                   Options      Employees in   Exercise or Base    Expiration
     Name         Granted (2)   Fiscal Year        Price             Date            5%              10%
    ------       ------------  -------------   ----------------    ----------   ---------     --------------

Gary B. Sabin       262,500        38%            $31.00         11-Dec-2007    $5,192,415     $13,039,522
                      3,250(3)      0%            $25.38         09-May-2007       $77,871        $165,344

Richard B. Muir     175,000        26%            $31.00         11-Dec-2007    $3,461,610      $8,693,015
                      3,250(3)      0%            $25.38         09-May-2007       $77,871        $165,344

David A. Lund        44,000         6%            $31.00         11-Dec-2007      $870,348      $2,185,672

Graham R. Bullick    44,000         6%            $31.00         11-Dec-2007      $870,348      $2,185,672

Ronald H. Sabin      44,000         6%            $31.00         11-Dec-2007      $870,348      $2,185,672


-----------------------
(1) Based on a price of $31.00 per share at December 31, 1997. These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.
(2) Except as otherwise indicated, these options were granted pursuant to the Employment Agreements (or in the case of Mr. Lund, pursuant to a grant by the Compensation Committee), and are immediately exercisable. The exercise price of the options was equal to the market price on the date of grant.
(3) These options were granted to Messrs. Sabin and Muir in their capacities as Directors of the Company and became immediately exercisable as of the date of grant. The exercise price of the options was equal to the market price on the date of grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                      Number of
                                                      Securities      Value of
                                                      Underlying     Unexercised
                                                      Unexercised    In-the-Money
                                                      Options at     Options at
                                                       Year-End      Year-End (2)
                     Number of                         --------      ------------
                   Shares Acquired     Value          Exercisable/   Exercisable/
      Name         on Exercise       Realized (1)    Unexercisable  Unexercisable
      ----         -----------      -------------    -------------  --------------
Gary B. Sabin. . . . .  0                 0            507,750/0     $2,773,656/0
Richard B. Muir. . . .  0                 0            351,500/0     $1,990,469/0
David A. Lund. . . . .  0                 0            147,900/0     $1,119,125/0
Graham R. Bullick. . .10,000           $72,500         128,500/0       $908,250/0
Ronald H. Sabin. . . .  0                 0            158,500/0     $1,265,750/0


----------------------
(1) Fair market value of underlying securities at exercise minus the exercise price.
(2) Represents the difference between the closing price of the Common Stock on December 31, 1997 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     The Company entered into separate employment agreements (the "Employment Agreements") with Messrs. Gary Sabin, Muir, Ronald Sabin and Bullick effective as of April 1, 1993. Each of the Employment Agreements is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either the Company or said employees to terminate the agreement voluntarily by giving at least three months' prior written notice. Each of the Employment Agreements provides for an annual base salary as well as an automobile allowance, an award of stock options and medical insurance coverage. In addition, the Employment Agreements contain severance provisions which provide that, under certain circumstances, the employees are entitled to lump sum severance payments following the termination of their employment with the Company. Such severance payments are as follows: Messrs. Gary Sabin, Muir, Ronald Sabin and Bullick are each entitled to an amount equal to one and one-half (1-1/2) times the highest compensation paid to each of them under their respective Employment Agreement for any year, or if greater, that which is payable to each of them for the year in which their respective Employment Agreement is terminated. The Employment Agreements provided for annualized base salaries in 1997 as follows: Mr. Gary Sabin, $283,250; Mr. Muir, $175,100; Mr. Ronald Sabin, $128,750; and Mr. Bullick, $128,750. Each of such employees is entitled to annual bonus compensation and options to be determined by the Compensation Committee. The award of any bonus or option compensation, however, is dependent on the achievement of certain performance levels by the Company, including per share growth in funds from operations and cash flow.

     On June 12, 1997, the Board of Directors of the Company resolved to amend the severance provisions contained in the Employment Agreements to provide severance payments as follows: Mr. Gary Sabin will be entitled to an amount equal to two and one-half (2-1/2) times, Mr. Muir will be entitled to an amount equal to two (2) times, and Messrs. Ronald Sabin and Bullick will each be entitled to an amount equal to one and one-half (1-1/2) times the highest compensation paid to each of them under their respective Employment Agreement for any year, or if greater, that which is payable to each of them for the year in which their respective Employment Agreement is terminated.

COMPENSATION PLANS

     401(K) PLAN. The Company has established a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's eligible full-time employees. The Company adopted the 401(k) Plan effective as of January 1, 1993. Pursuant to the 401(k) Plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation. The Company provides an additional 50% matching contribution equal to 3% of the first 6% of compensation that is contributed by all participating employees. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

     DIRECTOR PLAN. The 1994 Directors' Stock Option Plan of Excel Realty Trust, Inc. (the "Director Plan") was adopted by the Company's Board of Directors on April 19, 1994 and approved by the Company's stockholders on May 25, 1994. The Director Plan is administered by the Compensation Committee and provides for the granting to duly elected and qualified Directors of the Company of stock options with respect to an aggregate of 240,000 shares of the Company's Common Stock. The Director Plan expires on May 15, 2004, unless sooner terminated by the Board of Directors. Pursuant to the Director Plan, every participating Director is entitled to, on an annual basis, options to purchase shares of the Company's Common Stock in accordance with the following formula: 3,000 shares, plus (250 shares multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year). Options granted under the Director Plan are exercisable on the date of grant, and the exercise price of such options is equal to the fair market value of the Common Stock on the date of grant. As of March 31, 1998, options to purchase an aggregate of 71,750 shares of Common Stock had been granted under the Director Plan at prices ranging from $18.25 to $25.38, of which 59,500 were still unexercised.

     EMPLOYEE PLAN. In May 1993, the Company's Board of Directors approved the Employee Plan. For a discussion of the material terms of the Employee Plan, see "PROPOSAL 2: APPROVAL OF THE EMPLOYEE PLAN." As of March 31, 1998, options to purchase an aggregate of 1,449,150 shares of Common Stock had been granted under the Employee Plan at prices ranging from $16.38 to $31.69,of which 1,272,750 were still unexercised.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, the Compensation Committee was comprised of Messrs. Lindquist, Parsons and Staller. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

     Set forth below in full is the Report of the Compensation Committee regarding the compensation paid by the Company to its executive officers during 1997:

     In 1997, the Compensation Committee retained the compensation consulting firm FPL Advisory Group ("FPL") to review management compensation and make recommendations on company compensation policy which would increase shareholder value by aligning closely the financial interests of the Company's management with that of its stockholders. Based on recommendations from FPL, the Compensation Committee recommended and the Company adopted certain adjustments in management compensation, all of which adjustments make management's compensation comparable to executive officers of other public companies of comparable size.

     Stockholders are interested in how companies pay their executives, both in terms of the plan designs that generate pay, and in the ultimate amount of compensation. Following is a discussion of the thought process that has gone into the Company's 1997 executive pay plans and amounts.

     GENERAL. The Compensation Committee has implemented compensation policies which seek to enhance the profitability of the Company, and thus stockholder values, by aligning closely the financial interests of the Company's management with those of its stockholders.

     Executive pay continues to consist of three elements that are designed to meet those policies:

     - Base salary, based primarily on job content and peer group comparisons. The Compensation Committee believes that base salaries at least at market average are essential to retaining good performers.

     - Bonuses, which are based primarily upon the achievement of certain performance levels by the Company, including per share growth in funds from operations.

     - Stock options, which allow executives to benefit when the Company's stock price increases. The Compensation Committee believes that its grant of stock options, along with the award of bonuses based on Company performance, aligns executives' interests with stockholders.

     Following is additional information regarding each of the above elements.

     BASE SALARY. The Company entered into the Employment Agreements with Messrs. Gary Sabin, Muir, Bullick and Ronald Sabin as of April 1, 1993. The salaries paid to each of such executive officers in 1997, as set forth in the Summary Compensation Table above, are comparable to salaries paid in 1997 to executive officers at similarly-sized comparable companies.

     BONUSES. The Employment Agreements generally allow for bonus awards, dependent upon the Company's achievement of certain performance levels, including 1) growth in funds from operations, 2) a comparison of peer group compensation and 3) execution of the Company's strategic plan. Such bonus amounts, as indicated in the Summary Compensation Table, were declared in December 1997 and paid in January 1998, and were awarded with respect to service to the Company from January 1, 1997 through December 31, 1997. The bonus awards for 1997 were based in part on the Company's performance in 1997. In 1997, the Company's funds from operations increased 89.1% to $62.6 million ($2.54 per share) as compared to $33.1 million ($2.30 per share) in fiscal 1996.

The funds from operations per share increased 10.4%. Revenue and net income also increased in 1997 compared to 1996.

     STOCK OPTIONS. Options to purchase shares were issued during 1997 to the Named Executive Officers as indicated in the Summary Compensation Table under the Company's 1993 Stock Option Plan. The options were granted based upon the Compensation Committee's determination that the performance of the Company during 1997, as discussed above, warranted such options. Stock value must increase from the value at time of grant in order for option holders to realize any benefit from these rewards. Thus, option holders benefit only if all stockholders benefit. The annual return to stockholders has been 35.7%, 34.6% and 32.9% for the years 1995 through 1997, respectively. Also, as to executive options, FPL proposed, and the Compensation Committee adopted, dividend equivalent compensation based on the incremental increase on the value of the Company's dividend over time. This dividend equivalent compensation would provide an award only on the incremental increase in the value of the dividend rather than the full dividend. The Compensation Committee believes the dividend equivalent approach enables Company executives to receive compensation that is closely linked to a total shareholder return philosophy. This applies only to options granted during 1997 and thereafter, and only as to cash common stock dividends in excess of $2.00 per share.

     CHIEF EXECUTIVE OFFICER PAY.   Amounts earned during 1997 by the Chief
Executive Officer, Mr. Gary Sabin, are shown in the Summary Compensation Table. Some additional notes regarding his pay follow.

     - The base salary for Mr. Sabin, as set forth in the Summary Compensation Table, is believed by the Compensation Committee to be comparable to the base salary of chief executive officers of other public companies of comparable size.

     - FPL recommended, and Mr. Sabin was awarded, a cash bonus of $247,845 in recognition of his outstanding performance in 1997. This is consistent with, or even somewhat conservative compared to, other public companies of similar size.

     - During 1995, Mr. Sabin received options to purchase 35,000 shares of stock at $19.25 per share and to purchase 40,000 shares of stock at $23.375 per share. The option for 35,000 shares was granted in May 1995 for services performed in 1994. The option for 40,000 shares was granted in January 1996 for services performed in 1995. During 1995, Mr. Sabin also received options to purchase 2,000 shares of stock at $19.63 per share in his capacity as a director of the Company. During 1996, Mr. Sabin received options to purchase 60,000 shares of stock at $23.375 per share. In addition, Mr. Sabin received options to purchase 3,000 shares of stock at $18.25 per share in his capacity as a director of the Company. During 1997, Mr. Sabin received options to purchase 262,500 shares of stock at $31.00 per share. In addition, Mr. Sabin received options to purchase 3,250 shares of stock at $25.375 per share in his capacity as a director of the Company. The exercise price of all such options is equal to the market price at the date of grant. The Compensation Committee believes that this long-term incentive opportunity is conservative when compared to other public companies of comparable size.

     SUMMARY. Currently, the Company's executive compensation program continues to reward the following elements of performance:

     - Individual performance is rewarded through continued employment with the Company and, to some extent, through the bonus plan.

     - Achievement of internal Company goals is rewarded through the bonus plan.

     - Stock price performance is rewarded through increases in the value of previously granted stock options.

     The Compensation Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives' interests with those of stockholders. While the Compensation Committee is pleased with the current compensation system, it reserves the right to make changes to the program as are necessary to continue to meet stated goals in future years.

     Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, etc. Such a safety net is provided to most of the employees of the Company.

                              The Compensation Committee
                              of the Company's Board of Directors

                              Boyd A. Lindquist
                              Robert E. Parsons, Jr.
                              Bruce A. Staller

                              March 28, 1998

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the published National Association of Real Estate Investment Trust's ("NAREIT") All Equity Index (excluding Health Care REITs). The graph assumes that the value of the investment in the Company's Common Stock and each index was 100 at December 31, 1992 and that all dividends were reinvested.




          1992      1993      1994      1995      1996      1997
          ----      ----      ----      ----      ----      ----
EXCEL     100       130       128       174       235       312
NAREIT    100       119       120       141       192       228
S&P 500   100       110       111       153       188       251


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1995, a taxable affiliate company, EDV Development Corporation ("EDV"), was formed to assist in the Company's acquisition of additional properties. The Company owns 100% of the outstanding preferred shares of EDV. The preferred shares receive 95% of the dividends, if any, from EDV. One hundred percent (100%) of the outstanding common shares of EDV are owned by EIC. Gary B. Sabin, who is President, Chief Executive Officer and Chairman of the Board of the Company, is President, Chief Executive Officer and Chairman of the Board of EIC, and certain other officers of the Company serve as officers and directors of EIC. At December 31, 1997, the Company had notes receivable outstanding to EDV of $90.1 million to facilitate certain transactions (which indebtedness was subsequently reduced by approximately $33.3 million in connection with the Spin-off (as defined below)).

     On March 31, 1998, the Company consummated its previously-announced spin-off (the "Spin-off") of Excel Legacy Corporation ("Legacy") through the distribution, on a pro-rata basis, to the holders of record of the Company's Common Stock on March 2, 1998 of all of the common stock of Legacy. Legacy was organized to create and realize value by identifying and making opportunistic real estate investments which are not restricted by REIT tax laws or influenced by the Company's objectives of increasing cash flows and maintaining certain leverage ratios. Prior to the Spin-off, the Company transferred to Legacy ten single tenant properties owned by the Company with a December 31, 1997 book value of approximately $46.2 million and a property under development with a book value of approximately $14.7 million, in exchange for a sufficient number of shares of Legacy common stock to effect the Spin-off, a note payable from Legacy to the Company in the amount of approximately $20.6 million, and the assumption by Legacy of indebtedness on the properties in the amount of approximately $34.2 million. Prior to the Spin-off, EDV transferred to Legacy four notes receivable, a leasehold interest in a parcel of land, an office building and a single tenant property, in exchange for the cancellation by the Company of approximately $33.3 million of EDV's indebtedness to the Company. The Company's executive officers will continue to manage the Company's operations as well as supervise the management of Legacy.

     Concurrently with the Spin-off, certain officers of Legacy, including the Company's executive officers, (i) purchased 9,195,224 shares of Legacy common stock in a private placement at a price per share of $2.39 (the market value of the Legacy common stock as of the Spin-off based upon the value of the assets being transferred to Legacy), for an aggregate purchase price of approximately $22.0 million, and (ii) were granted options to acquire 3,100,000 shares of Legacy common stock under the 1998 Stock Option Plan of Legacy, 50% of which have an exercise price of $5.00 per share and 50% of which have an exercise price of $10.00 per share. Legacy agreed to loan to such officers, in connection with their purchase of Legacy common stock, 50% of the purchase price therefor (an aggregate amount of approximately $11.0 million). Such loans bear interest at the rate of 7.0% per annum, mature in March 2003 and are recourse obligations of such officers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of the Company's Common Stock ("Reporting Persons") are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Company's Common Stock. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 1997 fiscal year which came to the Company's attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Based solely on its review of such forms received by it, the Company believes that all filing requirements applicable to its executive officers, directors and beneficial owners of more than ten percent of the Company's Common Stock were complied with during the fiscal year ended December 31, 1997.

                      RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 1997 have been examined by Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company will select independent accountants for the current year sometime after the meeting.
                                     17

                                    OTHER BUSINESS

     No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1997 is provided with this Proxy Statement to the stockholders of record as of April 21, 1998. However, the Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

STOCKHOLDER PROPOSALS

     Any proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting must be received at the Company's principal executive offices not later than December 25, 1998.

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              RICHARD B. MUIR
                              EXECUTIVE VICE PRESIDENT AND SECRETARY

April 24, 1998
San Diego, California

                                1993 STOCK OPTION PLAN

                                          OF

                               EXCEL REALTY TRUST, INC.


                         (AMENDED AND RESTATED MAY 28, 1998)
                  (SUBMITTED FOR STOCKHOLDER APPROVAL MAY 28, 1998)


     EXCEL REALTY TRUST, INC., a corporation organized under the laws of the State of Maryland, hereby adopts this Amended and Restated 1993 Stock Option Plan (this "Plan") of Excel Realty Trust, Inc. The purposes of this Plan are as follows:

     (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options, including options that are intended to qualify as "INCENTIVE STOCK OPTIONS" under Section 422 of the Code.

                                      ARTICLE I
                                     DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - BOARD

     "BOARD" shall mean the Board of Directors of the Company.

SECTION 1.2 - CODE

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 - COMMITTEE

     "COMMITTEE" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1.

SECTION 1.4 - COMPANY

     "COMPANY" shall mean Excel Realty Trust, Inc. In addition, "COMPANY" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

SECTION 1.5 - DIRECTOR

     "DIRECTOR" shall mean a member of the Board.

SECTION 1.6 - EMPLOYEE

     "EMPLOYEE" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

SECTION 1.7 - EXCHANGE ACT

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.8 - INCENTIVE STOCK OPTION

     "INCENTIVE STOCK OPTION" shall mean an Option which qualifies under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

SECTION 1.9 - NON-QUALIFIED OPTION

     "NON-QUALIFIED OPTION" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

SECTION 1.10 - OFFICER

     "OFFICER" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.11 - OPTION

     "OPTION" shall mean an option to purchase Common Stock of the Company, granted under the Plan. "OPTIONS" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.12 - OPTIONEE

     "OPTIONEE" shall mean an Employee to whom an Option is granted under the Plan.

SECTION 1.13 - PLAN

     "PLAN" shall mean this 1993 Stock Option Plan of Excel Realty Trust, Inc.

SECTION 1.14 - RULE 16B-3

     "RULE 16B-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.15 - SECRETARY

     "SECRETARY" shall mean the Secretary of the Company.

SECTION 1.16 - SECURITIES ACT

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

SECTION 1.17 - SUBSIDIARY

     "SUBSIDIARY" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.18 - TERMINATION OF EMPLOYMENT

     "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Optionee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                      ARTICLE II
                                SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

     For each of the five fiscal years from and including the fiscal year ending December 31, 1998, a number of shares of the Company's Common Stock, par value $0.01 per share, equal to the amount of 2.0% of the total number of issued and outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year (the "2.0% Limit") shall become available for issuance under the Plan. In addition, (i) any shares of the Company's Common Stock remaining from the 1,450,000 shares initially reserved for issuance under the Plan but which have not been issued; (ii) any shares of Common Stock relating to awards granted at any time under the Plan which have expired or have been cancelled, including but not limited to shares of Common Stock covered by Options which have expired or which have been cancelled without having been exercised; (iii) any shares of Common Stock which are exchanged by an Optionee as full or partial payment to the Company in connection with the exercise of an Option awarded under the Plan; and (iv) any unused portion of the 2.0% Limit for any fiscal year, shall be added to the aggregate number of shares of Common Stock available for issuance in each fiscal year under the Plan. The maximum number of shares of Common Stock which may be subject to Options granted under the Plan to any individual in any fiscal year shall not exceed 1,000,000.

SECTION 2.2 - CHANGES IN COMPANY'S SHARES

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                     ARTICLE III
                                 GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

     Any executive or other key Employee of the Company or of any corporation which is then a Subsidiary shall be eligible to be granted Options, except as provided in Section 3.2.

SECTION 3.2 - QUALIFICATION OF INCENTIVE STOCK OPTIONS

     No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "INCENTIVE STOCK OPTION" under Section 422 of the Code.

SECTION 3.3 - GRANTING OF OPTIONS

     (a)  The Committee shall from time to time, in its absolute discretion:

          (1) Determine which Employees are executive or other key Employees and select from among the executive or other key Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

          (2) Determine the number of shares to be subject to such Options granted to such selected executive or other key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

          (3) Determine the terms and conditions of such Options, consistent with the Plan.

     (b) Upon the selection of an executive or other key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                      ARTICLE IV
                                   TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "INCENTIVE STOCK OPTIONS" under
Section 422 of the Code.

SECTION 4.2 - OPTION PRICE

     (a) The price of the shares subject to each Option shall be set by the Committee; PROVIDED, HOWEVER, that the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; PROVIDED, FURTHER, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation.

     (b) For purposes of the Plan, the fair market value of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the trading day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

     (a) Except as the Committee may otherwise provide with respect to Options granted to Employees who are not Officers, no Option may be exercised in whole or in part during the first six months after such Option is granted.

     (b) Subject to the provisions of Sections 4.3(a), 4.3(c) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; PROVIDED, HOWEVER, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c) and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

     (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

     (d) To the extent that the aggregate fair market value of stock with respect to which "INCENTIVE STOCK OPTIONS" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be taxed as Non-Qualified Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4.3(d), the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

SECTION 4.4 - EXPIRATION OF OPTIONS

     (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

          (1) The expiration of ten years from the date the Option was granted; or

          (2) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

          (3) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

          (4) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

          (5) The expiration of one year from the date of the Optionee's death.

     (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5 - CONSIDERATION

     In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 - ADJUSTMENTS IN OUTSTANDING OPTIONS

     In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; PROVIDED, HOWEVER, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "MODIFICATION" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 - MERGER, CONSOLIDATION, ACQUISITION,
                LIQUIDATION OR DISSOLUTION

     Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option.

                                      ARTICLE V
                                 EXERCISE OF OPTIONS

SECTION 5.1 - PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 - PARTIAL EXERCISE

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; PROVIDED, HOWEVER, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 - MANNER OF EXERCISE

     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

               (b) (1) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

               (2) With the consent of the Committee, but subject to the timing requirements of Section 5.4, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

               (3) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

               (4) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections
          (1), (2) and (3); and

          (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee, but subject to the timing requirements of
     Section 5.4, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued in accordance with Section 4.2(b) at the date of Option exercise, may be used to make all or part of such payment;

          (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 - CERTAIN TIMING REQUIREMENTS

     Shares of the Company's Common Stock, whether or not issuable to the Optionee upon exercise of the Option, may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such Option price or withholding taxes.

SECTION 5.5 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

     The shares of the Company's Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such series or class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.6 - RIGHTS AS SHAREHOLDERS

     The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7 - TRANSFER RESTRICTIONS

     Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any Option by any Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                      ARTICLE VI
                                    ADMINISTRATION

SECTION 6.1 - STOCK OPTION COMMITTEE

     The Stock Option Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, each of whom is both (a) a "DISINTERESTED PERSON" as defined by Rule 16b-3 and (b) an "outside director" within the meaning of Section 162(m)(4)(c)(ii) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2 - DUTIES AND POWERS OF COMMITTEE

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "INCENTIVE STOCK OPTIONS" within the meaning of Section 422 of the Code. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

SECTION 6.3 - MAJORITY RULE

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.4 - COMPENSATION; PROFESSIONAL ASSISTANCE;
                  GOOD FAITH ACTIONS

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.
 All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII
                                OTHER PROVISIONS

SECTION 7.1 - OPTIONS NOT TRANSFERABLE

     No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; PROVIDED, HOWEVER, that nothing in this Section
7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.2, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, materially modify the eligibility requirements of
Section 3.1, reduce the minimum Option price requirements of Section 4.2(a), extend the limit imposed in this Section 7.2 on the period during which Options may be granted or amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

          (a) The expiration of ten years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 7.3.

SECTION 7.3 - APPROVAL OF PLAN BY SHAREHOLDERS

     This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such shareholder approval; PROVIDED, HOWEVER, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders;

PROVIDED, FURTHER, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Plan shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 7.4 - EFFECT OF PLAN UPON OTHER OPTION
                AND COMPENSATION PLANS

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary
(a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.6 - CONFORMITY TO SECURITIES LAWS

     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        This Proxy is Solicited on Behalf of the Board of Directors of

                          EXCEL REALTY TRUST, INC.

                       16955 Via Del Campo, Suite 110
                         San Diego, California 92127



    The undersigned, a stockholder of Excel Realty Trust, Inc., a Maryland corporation, hereby appoints Gary B. Sabin and Richard B. Muir as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of said Company held of record by the undersigned on April 21, 1998, at the Annual Meeting of Stockholders to be held on May 28, 1998, and at any adjournment or postponement thereof.



SEE REVERSE                                                         SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

    Please mark
/X/ votes as in
    this example.

    This proxy will be voted for the election as Directors of all nominees set forth in the Notice of Annual Meeting and Proxy Statement, unless the contrary is indicated in the appropriate place. This proxy also will be voted for the approval and adoption of the Amended and Restated 1993 Stock Option Plan as described in the Notice of Annual Meeting and Proxy Statement, unless the contrary is indicated in the appropriate place.

    1. Election of Directors

       Nominees: Richard B. Muir and John H. Wilmot

                   FOR          WITHHELD
                   / /             / /

    / /_________________________________________
          For all nominees except as noted above


                                        FOR     AGAINST     ABSTAIN
2. Proposal to Approve and Adopt the
   Amended and Restated 1993 Stock      / /       / /          / /
   Option Plan of the Company.

3. In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.


The undersigned revokes any prior proxy at such meeting and ratifies all that said Proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                 Date:       Signature:                  Date:
          -----------------     -------          ------------------     -------